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                                                                       EXHIBIT 1

                        HARTFORD LIFE INSURANCE COMPANY

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

The undersigned, being all of the Board of Directors of Hartford Life Insurance Company ("the Company"), hereby consent to the following resolutions in accordance with Section 33-749 of the Connecticut Business Corporation Act; such resolutions to have the same force and effect as if duly adopted at a meeting of the Board of Directors duly called and held for such purpose:

RE-DESIGNATION OF SEPARATE ACCOUNT:

     RESOLVED, that the establishment of that certain separate account (the "SEPARATE ACCOUNT THREE") by the Company in accordance with state insurance laws to issue variable annuity or variable life insurance contracts being segregated in such Separate Account Three is hereby ratified; and be it further

     RESOLVED, that the re-designation of such Separate Account Three to "Thomas McKinnon Separate Account" is hereby ratified; and be it further

     RESOLVED, that such Thomas McKinnon Separate Account (formerly designated as Separate Account Three) is to be re-designated as "Separate Account Seven"; and be it further

     RESOLVED, that on behalf of all of its separate accounts, including but not limited to, Separate Account Seven, the Officers of the Company, both jointly and singly, are hereby authorized to:

       (1) Designate or re-designate any separate account as such Officer or Officers deem(s) appropriate;

       (2) Comply with applicable state and federal laws and regulations applicable to the establishment, maintenance, and operation of any separate account;

       (3) Establish, from time to time, the terms and conditions pursuant to which interests in any separate account will be sold; and

       (4) Establish all procedures, standards and arrangements necessary or appropriate for the operation of any separate account.

     ; and be it further

     RESOLVED, that the Company be, and hereby is, authorized to submit Applications for Orders of Exemption (the "Application") or any similar application, along with any amendments thereto, to the United States Securities and Exchange Commission (the "Commission") requesting exemption from certain provisions of the Investment Company Act of 1940, as amended; and be it further

     RESOLVED, that each of the Directors and Officers of the Company, acting jointly or singly, is hereby authorized, on behalf of the Company, to prepare, execute, deliver and file, in the name of and on behalf of this Company, any and all such agreements, applications, certificates and other documents and instruments including, but not limited to, the Application, and to do or cause to be done any and all such other acts and things, as such officers may deem necessary, advisable or appropriate to effectuate the foregoing resolutions; and be it further

     RESOLVED, that any and all actions heretofore taken by any Officer of the Company (and any person acting on behalf of or under the direction of such officer) in connection with any of the things, matters or objectives approved in any or all of the foregoing resolutions, and all transactions, agreements, documents or writings related thereto, are hereby authorized, approved, ratified and confirmed in all respects; and any and all actions hereafter taken or to be taken by any officer in furtherance of the objectives set forth in any of the preceding resolutions, and all transactions, agreements, documents or writing relating thereto, are hereby authorized, approved, ratified and confirmed in all respects; and be it further

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     RESOLVED, that the undersigned Directors hereby waive any and all irregularity of notice in the time and place of meeting and consent to the transaction of all business represented by this Consent; and be it further

     RESOLVED, that this Consent may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one Consent.

Dated as of February 11, 1999.

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IN WITNESS WHEREOF, the undersigned, being all the Directors of the Company, do hereby consent to the foregoing actions as of the date written above.

     /s/ Gregory A. Boyko                                  /s/ Lynda Godkin
     ----------------------------------------------------  --------------------------------------------------------
     Gregory A. Boyko                                      Lynda Godkin
     /s/ Lowndes A. Smith                                  /s/ Thomas M. Marra
     ----------------------------------------------------  --------------------------------------------------------
     Lowndes A. Smith                                      Thomas M. Marra
     /s/ Lizabeth H. Zlatkus                               /s/ David M. Znamierowski
     ----------------------------------------------------  --------------------------------------------------------
     Lizabeth H. Zlatkus                                   David M. Znamierowski
     /s/ Raymond P. Welnicki
     ----------------------------------------------------
     Raymond P. Welnicki